SCHEDULE 14C
                                  ------------

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

|X|  Preliminary Information Statement
|_|  Confidential, for Use of the Commission Only (as permitted by
     Rule14c-5(d)(2))
|_|  Definitive Information Statement

                                  Supcor, Inc.
                                  ------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box.):

|X|  None required

|_|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction: 5) Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

     1)   Amount previously paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:


                Supcor Inc.
                515 Madison Avenue
                New York, NY 10022



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TO THE STOCKHOLDERS OF SUPCOR, Inc.:

     In accordance with the provisions of Section 228 of the Delaware General Corporation law ("DGCL"), notice is hereby given that shareholders owning a total of 18,127,800 shares (approximately 97.5% of the issued and outstanding common stock of Supcor, Inc., a Delaware corporation, ("Supcor"), having not less than the minimum number of votes that would be necessary to authorize or take such action, as described below have, by written consent, without a meeting and without a vote, on February 28, 2005, (the "Written Consent"), in lieu of any meeting, agreed to the following shareholder actions:

     (1) Effecting a reverse split of the company's issued and outstanding common stock on a one-share for two-share basis with fractional shares rounded up to the nearest whole share as a result of the reverse split, the number of issued and outstanding shares of the company's stock will be decreased from 18,237,860 shares to 9,118,930 shares.

     (2) Amending the Certificate of Incorporation to change the name of the Corporation to Shineco, Inc.

     The actions of (1) effecting a one-share for two-shares reverse split of the company's common stock will become effective concurrent with the filing of the Certificate of Amendment of the Certificates of Incorporation with the Delaware Secretary of State, which filing will take place on or about April 24th, 2005.

     Only holders of record of the Supcor stock at the close of business on February 28, 2005, are entitled to receive notice of the informal action by the shareholders in accordance with Section 228 of the DGCL. This Information Statement is being sent on or about March 24, 2005, to such holders of record. No response is being requested from you and you are requested not to respond to this Information Statement. In accordance with Section 28 of the DGCL, this Notice and Information Statement is notice of the taking of the corporate actions, without a meeting by less than unanimous written consent to those shareholders who have not consented in writing.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
--------------------------------------------------------------------------------

The Written Consent
-------------------

Pursuant to Section 228 of the DGCL, shareholders owning a majority of the outstanding shares of common stock of Supcor have voted by Written Consent in favor of the following actions:

Effecting a one-share for two-shares reverse split of the Company's common stock with fractional shares rounded up to the nearest whole share.

Change of Corporate Name to Shineco, Inc.

Dissenter's Rights--Under Delaware law, shareholders are not entitled to dissenter's rights of appraisal on any proposal referred to herein.

Information Relating to Various Proposals

     NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from shareholders representing approximately 97.5% of our outstanding shares of common stock (1) approving a one share for two shares reverse split of the company's common stock, par value $.001 per share, with fractional shares rounded up to the nearest whole share and (2) approving a change of the Corporation name to Shineco, Inc.

                        WE ARE NOT ASKING YOU FOR A PROXY
                        ---------------------------------
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
                  ---------------------------------------------

     As of the close of business on February 28, 2005, the record date for shares entitled to notice of the reverse split, there were 18,237,860 shares of our common stock outstanding. Each share of our common stock is entitled to one vote in connection with the reverse stock split. Prior to the mailing of this Information Statement, holders of approximately 97.5% of our outstanding shares of common stock signed a written consent approving the one share for two shares reverse stock split and of the change of Corporation's name to Shineco, Inc. As a result of the reverse split, the total number of issued and outstanding shares of our common stock will be decreased from 18,237,860 shares to approximately 9,118,930 shares.

By Order of the Board of Directors,

/s/ Yuying Zhang, CEO

March 22, 2005





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General
-------

     The Board of Directors unanimously adopted a resolution seeking shareholder approval to effect a one share for two shares reverse stock split of our common stock with fractional shares rounded up to the nearest whole share and to change the Corporation name to Shineco, Inc. Holders of a majority of our common stock approved the Board's recommendation to effect a one share for two shares reverse stock split and to change the Corporation's name to Shineco, Inc. by written consent in lieu of meeting on February 28, 2005.


     The reverse stock split, when implemented, will not change the number of authorized shares of common stock or the par value of the common stock. Except for any changes as a result of the treatment of fractional shares, each shareholder who owns two or more shares will hold the same percentage of common stock outstanding immediately following the reverse stock split as such shareholder did immediately prior to the reverse stock split.


Principal Effects of the Reverse Stock Split
--------------------------------------------


Corporate Matters
-----------------


     The reverse stock split will affect all shareholders who hold at least two shares uniformly and may marginally affect such shareholders' percentage ownership interests in the company, after giving effect to the rounding up of fractional shares.


Authorized Shares
-----------------


     Upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of common stock issued and outstanding based on the reverse stock split ratio. As of February 28, 2005, we had 25,000,000 shares of common stock authorized and 18,597,640 shares of common stock outstanding. Authorized but unissued shares will be available for issuance. If we issue additional shares, the ownership interest of holders of common stock may also be diluted.





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Accounting Matters
------------------


     The reverse stock split will not affect the par value of the common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the reverse stock split ratio and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.


Federal Income Tax Consequences of the Reverse Stock Split
----------------------------------------------------------


     The following summary of certain material federal income tax consequences of the reverse stock split does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder's own tax advisor with respect to the tax consequences of the reverse stock split.

     No gain or loss should be recognized by a shareholder as a result of the reverse stock split. The aggregate tax basis of the shares as a number of the reverse stock split will be the same as the shareholder's aggregate tax basis before the revenue split.


     Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.





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                      MARKET FOR THE COMPANY'S COMMON STOCK
                      -------------------------------------


     There has been no public trading in the Company's common stock and there can be no assurance that a public trading market in the Company's common stock will develop.


Other Matters
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No Solicitation of Votes
------------------------

Under Section 228 of the DGCL, in lieu of a meeting, shareholder action may be taken by written consent of a majority of the outstanding shares necessary to authorize the transaction. Supcor's Shareholders owning a total of 18,127,800 shares, or approximately 97.5% of Supcor's outstanding shares, have signed the Written Consent. Therefore, other than those shareholders, no vote of any other shareholder of Supcor is required to authorize the corporate actions described in this Information Statement.

Supcor is not required to solicit and is not soliciting votes or consents from any of its other shareholders.

Payment of Expenses
-------------------

The payment of expenses related to the preparation and filing of this Information Statement has been made by Supcor.

More Information
----------------

This Information Statement is provided for information purposes only. We are not soliciting proxies in connection with the items described herein. You are not required to respond to this Notice.

The accompanying Information Statement is for information purposes only. Please read the accompanying information statement carefully.